Exhibit 99.1

   Dell Receives NASDAQ Notice Due to Delay in Filing of Form 10-K


    ROUND ROCK, Texas--(BUSINESS WIRE)--April 9, 2007--Dell (NASDAQ:DELL) received, as expected, a NASDAQ Staff Determination Letter on April 5, 2007, indicating that the company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c) (14). The Determination Letter relates to the delayed filing of the company's Form 10-K for the fiscal year ended February 2, 2007. The company previously announced receipt of NASDAQ Staff Determination letters relating to the delayed filing of its Quarterly Reports on Form 10-Q for the periods ended August 4, 2006 and November 3, 2006.

    As Dell announced on March 1, 2007, the NASDAQ Listing and Hearing Review Council has decided to stay any future action by the NASDAQ Listing Qualifications Panel to delist the company's common stock pending further review. As a result of that decision, Dell's common stock will remain listed on The NASDAQ Stock Market pending completion of the Council's review. The Company may submit in writing additional information for the Council's consideration by May 4, 2007.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 25 on the Fortune 500. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.


    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             Dwayne Cox, 512-728-6236
             dwayne_cox@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com